FNB United Corp. Announces Retirement of R. Reynolds Neely as Director of the Company and Nomination of T. Gray McCaskill

For immediate release:
April 3, 2013
For more information:
Pam Cranford, 980.819.6221
pam.cranford@community1.com

Asheboro, NC – FNB United Corp. (NASDAQ: FNBN) (the “Company”), the bank holding company for CommunityOne Bank, N.A. and Bank of Granite (the “Banks”), announced today that R. Reynolds Neely, Jr. is retiring from the FNB United and CommunityOne Boards of Directors, effective immediately prior to the 2013 Annual Meeting of Shareholders, scheduled for June 20, 2013. Mr. Neely has served as a director of FNB United and CommunityOne since 1980, and has been on the Audit Committee and the Enforcement Compliance Committee. Mr. Neely does not serve on the Bank of Granite Board of Directors. At the time of his retirement Mr. Neely will become a director emeritus.

“We are grateful for Reynolds’ long-standing service to our company and the community, particularly during the last several years as we were recapitalized and re-engaging with our customers, particularly in our headquarters community of Asheboro,” said Brian Simpson, Chief Executive Officer of the Company. “We look forward to his continuing insights as he transitions to an emeritus status.”

The Company’s Board is nominating T. Gray McCaskill, CPCU, to stand for election for director at the 2013 Annual Meeting of Shareholders to fill the vacancy created by the retirement of Mr. Neely. Mr. McCaskill is Chief Executive Officer of Senn Dunn Insurance, Greensboro, North Carolina, which is the largest privately owned insurance agency in North Carolina. If elected, Mr. McCaskill will also serve on the Board of CommunityOne Bank, and serve on the Audit Committee and the Enforcement Compliance Committee of both boards.

“We are excited that Gray has agreed to stand for election to the Company’s Board,” said Bob Reid, President of the Company. “His enthusiasm for business development and his knowledge of the various markets we serve in North Carolina will be a tremendous asset to our company as we seek to build our business.”

“I’m honored to be nominated for election to the Board of Directors of FNB United Corp. and CommunityOne Bank,” said McCaskill. “I am committed to helping the Company grow and prosper, if given the opportunity to serve.”

The Company also announced today that its Board has approved changing the name of the Company from FNB United Corp. to “CommunityOne Bancorp”. This change in name will be effected through an amendment to the Company’s Articles of Incorporation, and is subject to shareholder approval at the 2013 Annual Meeting of Shareholders. The name change is intended to align the name and brand of the Company with that of its primary bank subsidiary, CommunityOne Bank, N.A., which was rebranded in February.
“With our new brand and pending merger with Bank of Granite, the time is right to change the name,’ said Bob Reid. “CommunityOne” reflects our identity and future direction as a state-wide community bank which focuses on customers as its number one priority.

“We also are pleased that we will be able to change our stock symbol on the NASDAQ stock market to “COB,” added Brian Simpson. “We look forward to rolling out the new brand after the annual meeting.”

Caution About Forward-looking Statements
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company’s board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. Factors could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings “Risk Factors” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and other filings made with the SEC.

About FNB United Corp.
FNB United Corp. is the North Carolina-based bank holding company for two historic community banks, CommunityOne Bank, N.A. (community1.com) and Bank of Granite (bankofgranite.com). Founded in 1907, CommunityOne operates 44 branches in 37 communities throughout central, southern and western North Carolina. Founded in 1906, Bank of Granite operates 17 branches in western North Carolina. Through its banking subsidiaries, FNB United offers a full range of consumer, mortgage and business banking services, including loan, deposit, cash management, wealth management and online banking services.

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